Exhibit 10.3(v)

FIBROGEN, INC.

AMENDMENT

TO STOCK OPTION AGREEMENTS

THIS AMENDMENT (the “Amendment”) is entered into and made effective on July 1, 2013 (the “Amendment Effective Date”) by and between you, (“Optionee”) and FibroGen, Inc. (“Company”). This Amendment amends your Stock Option Agreements that govern the option grants listed on Exhibit A hereto (the “Option Agreements”). Optionee and Company shall be referred to individually herein as a “Party”, and collectively as, the “Parties”. The Option Agreements, together with its corresponding Option Grant Notice, this Amendment, and any previous Amendments thereof, are collectively referred to as the “Agreement”.

(1)	Unless otherwise defined herein, all capitalized terms and phrases used in this Amendment shall have the meaning ascribed to them in their respective Option Agreements.

(2)	The following sentence is hereby added on to the end of Section 4(c) of each of the Option Agreements:

Note that any option, or portion thereof, that is exercised through this “net exercise” method will be disqualified as an incentive stock option and treated as a Nonstatutory Stock Option.

(3)	Section 8(a) of each of the Option Agreements is hereby deleted in its entirety and replaced with the following:

“You may exercise the vested portion of your option (and the unvested portion of your option if permitted) during its Term, as set forth in Section 7 hereof, by delivering a Notice of Exercise (in a form designated by the Company) together with payment of the exercise price, pursuant to Section 4 hereof, to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.”

(4)	This Amendment, together with the Option Agreements, as well as the Grant Notice and Plan referenced therein, contain the entire understanding of the Parties with respect to the subject matter hereof. Except as otherwise provided herein, the Option Agreements has not been modified or amended and remains in full force and effect. All express or implied agreements and understandings, either oral or written, heretofore made with respect to subject matter herein are expressly superseded in this Amendment. In the case of any conflict between the terms of the Amendment, the Option Agreements, the Grant Notice and/or the Plan, the terms of this Amendment shall control.

FIBROGEN, INC.

By:	/s/ Pat Cotroneo

Pat Cotroneo
Chief Financial Officer

CONFIDENTIAL-2005